EXHIBIT 23.3


          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-32433 of DQE, Inc. on Form S-4 of our report dated January 28, 1997, appearing in the Annual Report on Form 10-K of DQE, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


          /s/ Deloitte & Touche LLP

          Deloitte & Touche LLP

          Pittsburgh, Pennsylvania
          August 20, 1997